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                                            File No. 333-76945
                                            Filed under Rule 424(b)(3)

GOLDEN AMERICAN LIFE INSURANCE COMPANY

                                PROFILE
                                  AND
                         PROSPECTUS SUPPLEMENT
                            DECEMBER 10, 1999

                                 to the

       Profile and Prospectus dated October 1, 1999 for the Deferred Combination Variable and FIxed Annuity Contracts (the "GoldenSelect
      Premium Plus/R/ Profile and Prospectus featuring The Galaxy VIP
        Fund"), issued by Golden American Life Insurance Company


    Effective February 1, 2000, Capital Guardian Trust Company will become the Portfolio Manager to the Small Cap Series.


    This supplement should be retained with your GoldenSelect Profile and Prospectus.






106150                                                             12/99




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